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                                                                  EXHIBIT 99.1

NEWS RELEASE                                                    LAYNE logo
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                                            CONTACT:  LAYNE CHRISTENSEN COMPANY
                                                      JERRY W. FANSKA
                                                      VICE PRESIDENT-FINANCE
                                                      913-677-6858
                                                      www.laynechristensen.com

MONDAY, OCTOBER 4, 2004

                    LAYNE CHRISTENSEN COMPANY ACQUIRES ASSETS
                    OF BEYLIK DRILLING AND PUMP SERVICE, INC.

MISSION WOODS, KS, OCTOBER 4, 2004 - LAYNE CHRISTENSEN COMPANY (NASDAQ:LAYN) announced today the acquisition of substantially all of the drilling and pump repair assets of Beylik Drilling and Pump Service, Inc. ("Beylik"). With facilities in LaHabra and Barstow, California, the Beylik operations when combined with Layne's Fontana and Woodland, California offices, on a stand alone basis, would represent the second largest water well drilling company in the United States. Total revenue for Layne's water resources division including Beylik on an annual basis would be approximately $200.0 million. Total remuneration for the Beylik business, including amounts related to restrictive stock agreements for key employees, was $14.5 million. The transaction is expected to be accretive to earnings.

Greg Aluce, President of Layne's Water Resources Division, stated, "The purchase of Beylik is a very important strategic move for our Water Resources Division. The California market provides over one-third of Layne's water division earnings and is one of the largest water markets in the world. We have long considered Beylik, with its talented group of dedicated professionals, to be Layne's most formidable competitor in the deep production well drilling business and are extremely excited about the opportunities of this combination."

The acquisition will be financed through a draw down of funds from Layne's Shelf Facility with Prudential Capital Group, an institutional investment management business of Prudential Financial, Inc. (NYSE:PRU). On September 29, 2004, the Company issued 5.4% Senior Notes, Series B, due 2011, payable in three equal installments beginning in 2009, in the amount of $20.0 million to finance the acquisition and for general corporate purposes.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements are those concerning the strategic plans, expectations and objectives for future operations and are generally indicated by words or phrases such as "anticipate," "estimate," "project," "believe," "intend," "expect," "plan" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing prices for various commodities, unanticipated slowdowns in the Company's major markets, the risks and uncertainties normally incident to the exploration for and


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development and production of oil and gas, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

Layne Christensen Company provides sophisticated services and related products for the water, mineral, construction and energy markets.



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